UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2010
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 20, 2010, Fuel Tech, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Thomas L. Jones, John D. Morrow, Thomas S. Shaw, Jr. and D.L. Williamson to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, and (ii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The stockholders elected all eight directors and approved the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.
Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Douglas G. Bailey	12,714,642	331,112	5,298,272
Ralph E. Bailey	12,713,222	332,532	5,298,272
Miguel Espinosa	12,799,950	245,804	5,298,272
Charles W. Grinnell	12,662,276	383,478	5,298,272
Thomas L. Jones	12,805,237	240,517	5,298,272
John D. Morrow	12,794,792	250,962	5,298,272
Thomas S. Shaw, Jr.	12,692,433	353,321	5,298,272
D.L. Williamson	12,802,442	243,312	5,298,272
Proposal 2: To ratify the appointment of Grant Thornton LLP as Fuel Tech’s independent registered public accounting firm for the fiscal year ending December 31, 2010

For	Against	Abstain	Broker Non-Votes
17,976,871	341,661	25,494	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2010	Fuel Tech, Inc. (Registrant)
	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Vice President, General Counsel and Secretary